UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2021
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 100, Crystal Lake,Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2021, the Board of Directors (the “Board”) of AptarGroup, Inc. (the “Company”) appointed Candace Matthews as a director, effective May 28, 2021. Ms. Matthews will serve as a director for a term expiring at the Company’s 2022 annual meeting of stockholders and will also serve on the Company’s Corporate Governance Committee. The Board has determined that Ms. Matthews is an “independent director” under New York Stock Exchange rules.

Ms. Matthews, 62, currently serves as the Chief Reputation Officer for Amway Corp., overseeing the company’s global reputation strategy and brand, along with its corporate social responsibility and enterprise sustainability program. She currently serves on the board of directors for Herman Miller, Inc. and Société BIC S.A. and was previously a director for Popeyes Louisiana Kitchen Inc.

Ms. Matthews’s compensation for service on the Board and its committees will be consistent with that of other non-employee directors of the Company, as described in the Company’s definitive proxy statement with respect to its 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on March 26, 2021, except that beginning May 5, 2021, the annual equity award for non-employee directors was increased from $140,000 in grant date fair value to $150,000 in grant date fair value. There are no other arrangements or understandings between Ms. Matthews and any other person pursuant to which she was appointed as director, and Ms. Matthews is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: May 25, 2021	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President and Chief Financial Officer